Exhibit 10.2

DEFENSE AGREEMENT

THIS DEFENSE AGREEMENT (“Agreement”) dated as of August 29, 2002 is by and between Closure Medical Corporation, a Delaware corporation (the “Company”), and Daniel A. Pelak (“Executive”).

WHEREAS, the Company wishes to retain Employee as its Chief Executive Officer and Employee wishes to accept such position pursuant to an employment agreement dated of even date with this Agreement (the “Employment Agreement”).

WHEREAS, the Company and Executive desire to enter into an agreement to provide for the terms of the defense of certain actions brought by a Qualifying Employer against Executive in connection with specified obligations of Executive to such a Qualifying Employee where such action is brought between the date of this Agreement and the date Executive ceases to be employed by the Company under the Employment Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.    Provided that the conditions set forth below are met, the Company hereby agrees to assume the reasonable legal costs associated with the defense of any Action against Executive between the date of this Agreement and the date Executive ceases to be employed by the Company.

2.    For purposes of this Agreement, the term “Action” means a claim raised in arbitration or litigation by a Qualifying Employer that Executive has breached an applicable non-competition or non-solicitation agreement by virtue of his service for the Company, and the term “Qualifying Employer” means a former employer of Executive to the extent that Executive has made full and complete disclosure to the Company of an existing non-competition or non-solicitation agreement between Executive and such employer.

3.    Executive agrees that this Agreement relates only to the defense of an Action and not to the defense of any asserted breach of the terms of any other agreement or contract, or other provision of an agreement or contract, between any former employer and Executive.

4.    Executive represents that, to the best of his knowledge, his employment by the Company pursuant to the Employment Agreement and his performance of the duties contemplated by such Employment Agreement will not give rise to a meritorious Action on the part of any Qualifying Employer, either with respect to an existing business unit or activity of the Qualifying Employer or with respect to any business unit or activity planned or otherwise under consideration during any relevant period prior to his termination of employment with such Qualifying Employer.

5.    Executive agrees that the Company’s obligations under this Agreement are limited to circumstances under which (a) Executive has not materially breached the terms of this Agreement or his Employment Agreement, (b) Executive has not been terminated for “cause” (as defined in the Employment Agreement) or has not voluntarily resigned from the employment of the Company; and (c) Executive’s representation set forth in Section 4 remains true and correct in all material respects.

6.    Executive agrees that the Company shall have the right, in its sole discretion, to select, retain and direct counsel in the defense of any Action, subject to input from Executive. In the event that the Company does not exercise such discretion, Executive shall select competent counsel and shall accept input from the Company as to the proceedings.

7.    Executive agrees to cooperate with the Company and the counsel selected in accordance with paragraph 6 above in the defense of any Action contemplated by this Agreement. Executive further agrees to provide any and all information required to aid and assist in the defense of any Action contemplated by this Agreement.

8.    Except as set forth in Section 9 below, this Agreement sets forth the entire understanding among the parties with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board of Directors and executed on the Company’s behalf by a duly authorized officer and by Executive.

9.    This Agreement is supplemental to the Employment Agreement and shall be subject to the terms and conditions of the Employment Agreement to the extent not inconsistent with the terms of this Agreement.

CLOSURE MEDICAL CORPORATION

By:_/s/ Rolf D. Schmidt
Rolf D. Schmidt, Chairman of the Executive Committee

_/s/ Daniel A. Pelak
Daniel A. Pelak